UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
IXIA
((Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets	1

Item 9.01 Financial Statements and Exhibits	1

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Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 30, 2009, Ixia, a California corporation (“Ixia” or the “Company”), completed the acquisition (the “Acquisition”) of substantially all of the assets of Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and its affiliates that relate to the design, development, research, manufacture, supply, distribution, sale, support and maintenance of the Agilent N2X and Agilent Network Tester products and the provision of services relating to such products (the “Business”). At the closing, Ixia paid a cash purchase price of $44,075,000, subject to a post-closing working capital adjustment, and assumed certain liabilities of Agilent relating to the Business. The Acquisition was consummated pursuant to the terms of an Asset Purchase Agreement dated as of October 21, 2009 (the “Asset Purchase Agreement”) between Ixia and Agilent.
     The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Current Report on Form 8-K (this “Form 8-K”).
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission (the “SEC”).

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the SEC.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 21, 2009, by and between Ixia and Agilent Technologies, Inc. (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; schedules will be supplementally provided to the SEC upon request) (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 000-31523) filed with the SEC on October 27, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: November 5, 2009	By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

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